UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2005

APPLE REIT SIX, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-51270	20-0620523
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Six, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report in accordance with Item 2.01 and Item 9.01 of Form 8-K.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 30, 2005, our indirect wholly-owned subsidiary, Apple Six Hospitality Ownership, Inc., closed on the purchase of four hotels. The sellers are related to each other, but have no material relationship to us or our subsidiaries, other than through the purchase contract, as discussed after the table below.

The table below describes the four hotels involved:

Hotel Description

Hotel	Franchise (a)	Seller	Number of Rooms	Purchase Price
Folsom, California	Hilton Garden Inn	Folsom Garden Hotel Company, LLC	100	$18,028,033
Milpitas, California	Hilton Garden Inn	Milpitas Garden Hotel Company, LLC	161	18,599,912
Renton, Washington	Hilton Garden Inn	Renton Garden Hotel Company, LLC	150	16,096,334
Roseville, California	Hilton Garden Inn	Roseville Garden Hotel Company, LLC	131	20,759,291

TOTAL			542	$73,483,570

Note for Hotel Description:

(a) All brand and trade names, logos or trademarks contained, or referred to, in this Form 8-K are the properties of their respective owners.

The purchase price under the purchase contract was funded by our ongoing offering of Units (with each Unit consisting of one common share and one Series A preferred share).

Additional information regarding the four hotels and the one outstanding hotel under the purchase contract is set forth in our Form 8-K dated October 25, 2005 and filed with the Securities and Exchange Commission on October 27, 2005, which is incorporated herein by reference. Closing on the remaining hotel has not occurred and there can be no assurance as of the date of this report that any such closing will occur.

Item 9.01. Financial Statements and Exhibits

a.	Financial Statements of Business Acquired

(Financial statements will be filed as necessary by amendment within the required time period).

b.	Pro Forma Financial Information

(Pro forma information will be filed as necessary by amendment within the required time period).

c.	Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Six, Inc.

By:	/s/ Bryan Peery
Bryan Peery, Chief Financial Officer

December 2, 2005